Media inquiries:

Robert Minicucci

Warner Communications

robert@warnerpr.com

603-488-5856

Investor inquiries:

Andrea Clegg

NightHawk Radiology Holdings, Inc.

aclegg@nighthawkrad.net

866-402-4295 or 208-292-2818

NightHawk Radiology Holdings, Inc. Announces First Quarter 2008 Results

COEUR D’ALENE, Idaho, May 7, 2008 – NightHawk Radiology Holdings, Inc. (NASDAQ: NHWK), the leading provider of radiology solutions to radiology groups across the United States, today announced financial results for its first quarter ended March 31, 2008.

First Quarter 2008 Highlights

•

First quarter 2008 revenue grew 61% to $41.7 million from $25.9 million in the first quarter 2007. First quarter 2008 scan volume grew 54% to 745 thousand scans compared with 484 thousand scans in the first quarter 2007.

•

New service offerings, including daytime final reads and business services, represented 21%, or $8.7 million, of total revenue for the quarter. Final reads revenue represented 11% of total revenue, or $4.6M, up from 8% in the fourth quarter 2007.

•	Organic revenue and organic scan volume grew 15% and 21%, respectively, year-over-year.

•	Same site volume increase was 19% year-over-year.

•	Cash flow from operations was $5.8 million.

•

Adjusted net income for the first quarter of 2008 was $4.2 million, or $0.14 per diluted share which includes the impact of severance expense and the search fees for a new CFO, down from $5.8 million, or $0.19 per diluted share, in the first quarter 2007. These results were impacted by increased professional services expense and higher SG&A spend including non-recurring costs of $1.1 million and $2.2 million in acquisition-related interest expense on the company’s debt facility.

•

GAAP net income was $0.7 million, or $0.02 per diluted share, compared to $4.3 million, or $0.14 per diluted share, in the first quarter 2007. GAAP net income was impacted by the items described in the immediately preceding bullet point. In addition, the company incurred higher non-cash charges including higher stock compensation expense (including a $0.7 million charge related to the acceleration of options held by the prior COO), higher IBNR charges (including a $0.5 million incremental reserve relating to the Radlinx acquisition) and higher intangibles amortization resulting from 2007 acquisitions.

“In the first quarter we grew sales by 61% compared to the first quarter of 2007, fueled by a combination of organic growth and strategic acquisitions,” said Dr. Paul Berger, Chairman and Chief Executive Officer. “We also saw continued expansion into new business lines, which represented 21% of total revenue during the quarter. Market demand for NightHawk’s services remains high due to our wide breadth of services and our high-quality offering.”

Dr. Berger continued, “Although we realized year-over-year revenue growth during the quarter, we know that we have work to do in order to fully capitalize on the opportunities in front of us. We have identified our challenges and, importantly, our opportunities, both on the sales front as well as on the cost side of the business, and we have initiated steps to improve our execution. The good news is that these challenges are addressable and we believe are not a reflection of changing industry dynamics. Bottom line, we are the market leader in an industry that we believe is growing, has strong demand fundamentals and has long term growth opportunities.”

A reconciliation of adjusted net income to GAAP net income is included in the tables attached to this press release.

Outlook

“After identifying our challenges on both the sales and cost fronts, and the need to improve our processes in those areas, we are revising our full-year 2008 guidance. As we continue into 2008, we will strive to improve our operations in these areas of the business while also capitalizing on continued growth in the industry as well as our position as the industry’s leading provider of radiology solutions.” The company estimates that 2008 revenue will be in the range of $171-$181 million and estimates that 2008 adjusted earnings per diluted share (excluding non-cash stock compensation, IBNR and amortization of intangibles, tax effected) will be in the range of $0.70-$0.82.

Earnings Conference Call

The first quarter 2008 conference call will be held today, May 7, 2008 at 4:30 p.m. (ET). A live webcast of the conference call, as well as a replay, will be available online on the company’s corporate website at http://www.nighthawkrad.net. Participants can also access the call by dialing 800-257-2182 or 303-275-2170 (for international callers). A replay of the call will be available approximately two hours after the conclusion of the call and will remain available until midnight (EDT) on Wednesday, May 28, 2008. To access the replay, dial 800-405-2236 or 303-590-3000 (for international callers) and enter the conference ID number: 11113270.

About NightHawk

NightHawk Radiology (Nasdaq: NHWK), headquartered in Coeur d’Alene, Idaho, is leading the transformation of the practice of radiology by providing high-quality, cost-effective services to radiology groups and hospitals throughout the United States. NightHawk provides the most complete suite of solutions, including professional services, business services, and its advanced, proprietary clinical workflow technology, all designed to increase efficiencies and improve the quality of patient care and the lives of physicians who provide it. NightHawk’s team of U.S. board-certified, state-licensed, and hospital-privileged physicians located in the United States, Australia, and Switzerland, provides services 24 hours a day, seven days a week, to approximately 1,500 sites, representing approximately 26% of all hospitals in the United States. For more information, visit www.nighthawkrad.net.

Forward Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding the company’s growth strategy, the expansion and market acceptance of its current service offerings, the future benefits of its acquisitions, and an outlook on the company’s future financial results, including its revenue, and adjusted earnings per diluted share for 2008. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with general economic conditions, competitive conditions in the radiology industry, and regulatory risks. Other factors that could cause operating and financial results to differ are described in the company’s prospectus and periodic reports filed with the Securities and Exchange Commission (SEC). Other risks may be detailed from time to time in reports to be filed with the SEC. NightHawk does not undertake any obligation to publicly update its forward- looking statements based on events or circumstances after the date hereof.

Presentation of Non-GAAP Financial Information

The presentation of adjusted net income and adjusted earnings per diluted share are not measures of financial performance under GAAP and should not be considered a substitute for or superior to GAAP. Management believes these non-GAAP financial measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of our core results and provide consistency in financial reporting. Specifically, the company’s non-GAAP adjusted net income measure, and related adjusted earnings per diluted share, described in this release exclude (i) the non-cash charges related to our stock-based compensation, (ii) the non-cash expense associated with the amortization of intangibles associated with acquisitions, and (iii) the non-cash expense associated with changes to our IBNR reserve (incurred but not reported medical liability reserves). We exclude the non-cash charges related to our stock-based compensation due to the varying valuation methodologies, subjective assumptions and the variety of types of awards that companies can use when applying FAS 123R along with the fact that a substantial portion of our outstanding options and restricted stock units are held by our independent contractor physicians and require accounting treatment that differs from the accounting treatment for options and restricted stock units held by employees.

The company provides non-GAAP adjusted net income and related adjusted earnings per diluted share as financial measures because management believes these measures provide greater transparency with respect to information used by management in its financial and operational decision making and to enhance investors’ overall understanding of our current financial performance and our future prospects. For reconciliation of our non-GAAP financial measures to the most applicable GAAP financial measure, please refer to the information included in the attached tables of this press release and on our corporate website under the heading investor relations.

“NHWKF”

NIGHTHAWK RADIOLOGY HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31, 2008	December 31, 2007
	(in thousands, except per share amts)
ASSETS
Current assets:
Cash and cash equivalents	$33,620	$31,956
Marketable securities	33,216	30,625
Trade accounts receivable, net	25,181	25,665
Deferred income taxes	160	655
Prepaids and other current assets	5,476	2,812

Total current assets	97,653	91,713

Property and equipment, net	11,746	10,555
Goodwill	68,930	68,601
Intangible assets, net	85,250	87,133
Deferred income taxes	2,968	1,251
Other assets, net	4,072	4,213

Total	$270,619	$263,466

LIABILITIES
Current liabilities:
Accounts payable	$6,915	$6,071
Accrued expenses	11,017	12,881
Accrued payroll and related benefits	3,266	4,570
Current portion of notes payable	1,000	1,000

Total current liabilities	22,198	24,522
Insurance reserve	3,907	3,038
Notes payable, less current portion	98,250	98,500
Other liabilities	5,472	2,717

Total liabilities	129,827	128,777

STOCKHOLDERS’ EQUITY
Common stock—150,000,000 shares authorized; $.001 par value; 30,710,271 and 30,312,322 shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively	31	30
Additional paid-in capital	256,270	249,274
Retained earnings (deficit)	(112,226)	(112,957)
Accumulated other comprehensive income (deficit)	(3,283)	(1,658)

Total stockholders’ equity	140,792	134,689

Total	$270,619	$263,466

NIGHTHAWK RADIOLOGY HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three months ended March 31,
	2008	2007
	(in thousands, except per share amts)
Service revenue	$41,688	$25,882
Operating costs and expenses:
Professional services (includes non-cash compensation expense of $590 and $960)	17,867	10,373
Sales, general, and administrative (includes non-cash compensation expense of $2,356 and $838)	18,170	8,464
Depreciation and amortization	2,798	850

Total operating costs and expenses	38,835	19,687

Operating income	2,853	6,195

Other income (expense):
Interest expense	(2,187)	(1)
Interest income	527	888
Other, net	28	(2)

Total other income (expense)	(1,632)	885

Income before income taxes	1,221	7,080

Income tax expense	490	2,748

Net income	$731	$4,332

Earnings per common share:
Basic	$0.02	$0.14
Diluted	$0.02	$0.14

Weighted averages of common shares outstanding:
Basic	30,444,195	29,960,256
Diluted	31,424,363	30,881,728

NIGHTHAWK RADIOLOGY HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

RECONCILIATION BETWEEN GAAP AND ADJUSTED NET INCOME

	Three Months Ended
	March 31, 2008			March 31, 2007
	(in thousands, except per share amts)			(in thousands, except per share amts)
	GAAP	Adjustments	As Adjusted	GAAP	Adjustments	As Adjusted
Service revenue	$41,688		$41,688	$25,882		$25,882

Operating costs and expenses:
Professional services (includes stock compensation expense of $590 and $960 and IBNR reserve of $869 and $250)	17,867	(1,459)	16,408	$10,373	(1,210)	9,163
Sales, general, and administrative (includes stock compensation expense of $2,356 and $838)	18,170	(2,356)	15,814	8,464	(838)	7,626
Depreciation and amortization	2,798	(1,883)	915	850	(339)	511

Total operating costs and expenses	38,835	(5,698)	33,137	19,687	(2,387)	17,300

Operating income	2,853	5,698	8,551	6,195	2,387	8,582

Other income (expense):
Interest expense	(2,187)		(2,187)	(1)		(1)
Interest income	527		527	888		888
Other, net	28		28	(2)		(2)

Total other income (expense)	(1,632)		(1,632)	885		885

Income before income taxes	1,221	5,698	6,919	7,080	2,387	9,467

Income tax expense	490	2,182	2,672	2,748	914	3,662

Net income	$731	$3,516	$4,247	$4,332	$1,473	$5,805

Earnings per share:
Basic	$0.02		0.14	$0.14		$0.19
Diluted	$0.02		0.14	$0.14		$0.19
Weighted average shares outstanding:
Basic	30,444,195		30,444,195	29,960,256		29,960,256
Diluted	31,424,363		31,424,363	30,881,728		30,881,728

NIGHTHAWK RADIOLOGY HOLDINGS, INC. AND SUBSIDIARIES

HISTORICAL VOLUMES

			Growth Rates		Acquisition Contribution—First 12 months
Quarter	Year	Total Volumes	Sequential	Year over Year	DayHawk	ATN	TDS*	Radlinx	ERS
Q1	2004	120,554	36%	210%	—	—	—	—	—
Q2	2004	152,640	27%	178%	—	—	—	—	—
Q3	2004	182,737	20%	133%	—	—	—	—	—
Q4	2004	193,883	6%	119%	8,316	—	—	—	—

FY	2004	649,814	149%	149%

Q1	2005	222,341	15%	84%	15,850	—	—	—	—
Q2	2005	266,023	20%	74%	17,355	—	—	—	—
Q3	2005	298,759	12%	63%	18,905	—	—	—	—
Q4	2005	328,815	10%	70%	8,480	29,640	—	—	—

FY	2005	1,115,938	72%	72%

Q1	2006	364,155	11%	64%	—	32,130	—	—	—
Q2	2006	417,269	15%	57%	—	32,622	—	—	—
Q3	2006	463,028	11%	55%	—	32,086	—	—	—
Q4	2006	448,084	(3%)	36%	—	—	—	—	—

FY	2006	1,692,536	52%	52%

Q1	2007	484,477	8%	33%	—	—	27,089	—	—
Q2	2007	731,418	51%	75%	—	—	51,095	137,611	—
Q3	2007	787,673	8%	70%	—	—	52,708	143,339	—
Q4	2007	730,992	(7%)	63%	—	—	51,644	124,394	—

FY	2007	2,734,560	62%	62%

Q1	2008	745,075	2%	54%	—	—	23,147	117,693	17,457

Volumes exclude CWS

*	TDS Acquisition volumes shown for Q1 2008 represent Jan 1—Feb 9. The 12 month anniversary period ends Feb. 9, so volumes read after that date are classified as organic.